Exhibit 99.1

GreenBox POS Expects Revenues of at Least $45 Million and Net Income of at Least $18 Million in Fiscal 2021

Management to Host Corporate Update Call on Wednesday, February 3rd at 4:30 p.m. EST

SAN DIEGO, CA – February 1, 2021 – GreenBox POS (OTCQB: GRBX) ("GreenBox", the "Company"), an emerging financial technology company leveraging proprietary blockchain security to build customized payment solutions, has provided financial guidance for fiscal 2021. The Company will also host a corporate update call on Wednesday, February 3, 2021 at 4:30 p.m. EST.

Financial Guidance for Fiscal 2021

For fiscal 2021, GreenBox expects revenues of least $45.0 million and net income of at least $18.0 million. The Company expects both revenues and net income to accelerate throughout 2021, primarily as a result of additional client onboardings from early Gen 3 technology upgrades.

Management Commentary

“The growth trajectory of our gross processing volume during the fourth quarter and January provides the basis for our 2021 guidance. As previously announced, fourth quarter 2020 processing volume exceeded $100 million. Our guidance for 2021 assumes gross processing volume of at least $600 million and a 3% net margin” said Fredi Nisan, Chief Executive Officer. “As we look ahead, we will continue working towards executing upon our non-binding MOU to acquire ChargeSavvy, which would provide GreenBox the opportunity to enter the retail industry and be immediately accretive.”

Corporate Update Call

The Company will host a corporate update call on Wednesday, February 3, 2021 at 4:30 p.m. EST to discuss the Company’s current business model, growth initiatives and technology development, and conclude with a Q&A from participants. To participate, please use the following information:

Date: Wednesday, February 3, 2021

Time: 4:30 p.m. EST

U.S. Dial-in: 1-877-407-4018

International Dial-in: 1-201-689-8471

Conference ID: 13716088

Webcast: http://public.viavid.com/index.php?id=143395

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through May 3, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13716088. A webcast will also be available for 30 days on the IR section of the GreenBox website or by clicking here: GreenBox Update Call.

Attendees are encouraged to submit questions prior to the call. Please submit questions no later than Tuesday, February 2, 2021 at 8:00 p.m. EST by emailing GRBX@mzgroup.us.

About GreenBox POS
GreenBox POS (OTCQB: GRBX) is an emerging financial technology company leveraging proprietary blockchain security to build customized payment solutions. The Company's applications enable an end-to-end suite of turnkey financial products, reducing fraud and improving the efficiency of handling large-scale commercial processing volumes for its merchant clients globally. For more information, please visit the Company's website at www.greenboxpos.com.

Forward-Looking Statements Disclaimer
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, among others, statements we make regarding: guidance relating to net income; anticipated customer onboardings; and expected operating results, such as revenue growth and earnings. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set out in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Investor Relations Contact
Mark Schwalenberg
MZ Group - MZ North America
312-261-6430
GRBX@mzgroup.us
www.mzgroup.us